Exhibit 10.5

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to the Asset Purchase Agreement (the "Amendment"), dated January 14, 2021 ("Effective Date"), is by and among ROX Financial Inc., a Delaware corporation ("RFI"), ROX AMZL Oakley CA LLC, a Delaware limited liability company ("Buyer"), NP Oakley Building I, LLC, a Missouri limited liability company ("Seller"), and NP Oakley LLC, a Delaware limited liability company ("NP Oakley"). Seller and Buyer are sometimes referred to herein independently as a "Party" and collectively as the "Parties."

WHEREAS, RFI, Buyer, Seller and NP Oakley have entered into an Asset Purchase Agreement dated November 19, 2020 (the "Existing Agreement"); and

WHEREAS, pursuant to Section 8.8 of the Existing Agreement, amendments contemplated by the Parties must be contained in a written agreement signed by the Parties;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.	Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a)Section 1 .3(e) of the Existing Agreement is hereby amended in its entirety to read as follows:

"Buyer acknowledges that Seller is in negotiations with Tenant for improvements to the Premises. Seller shall provide the cost of such improvements to Buyer as soon as practicable but in no event later than February 19, 2021. Based on such cost, Seller and Buyer agree to promptly negotiate and execute an amendment to this Agreement by no later than February 26, 2021, to increase the Base Purchase Price (and therefore also to the Offering Minimum Gross Proceeds) by an amount not less than the amount of such costs."

(b)Section 4.2(a) of the Existing Agreement is hereby amended by amending the first sentence thereof in its entirety to read as follows:

"For a period of thirty (30) days following the later of either the Effective Date or Sellers delivery of the final Environmental Condition Summary referenced in Section 4.10 (the "Due Diligence Period"), Buyer shall have the right to perform such examinations, tests, investigations and studies of the Property (the "Inspections") as Buyer reasonably deems advisable, in accordance with this Section 4.2."

(c)Section 4.10 of the Existing Agreement is hereby amended by amending the last sentence thereof in its entirety to read as follows:

"Upon receipt, Buyer shall promptly deliver to Seller any comments to the Environmental Condition Summary and the Seller shall thereafter deliver a final Environmental Condition Summary satisfactory to Buyer, in its reasonable discretion, no later than January 29, 2021 ."

(d)The Parties have concurrently agreed to make amendments to Schedule 7. 1(d) and Exhibit E of the Disclosure Schedules as set forth on the first amendment thereto.

3.

Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or of any other Transaction Documents or as a waiver of or consent to any further or future action on the part of any party hereto. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” "hereunder," "hereof," "herein" or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Transaction Documents, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(b)This Amendment constitutes the sole and entire agreement of the Parties with respect to the limited subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[signatures on the following page]

IN WITNESS WHEREOF, RFI, Buyer, Seller and NP Oakley have executed this Amendment as of the date first written above by their respective duly authorized representatives.

"SELLER"		"BUYER"
ROX AMZL Oakley CA LLC
NP Oakley Building 1, LLC,

By:	NPD Management, LLC, its Manager	By	Series AMZL of ROX Financial LP, its sole member

By:	/S/ Nathaniel Hagedorn	By ROX Financial GP, LLC, its general partner
Nathaniel Hagedorn, Manager

		By:	/S/ Anthony Moro
		Name:	Anthony Moro
		Title:	President

		By:	/S/ David Ronn
		Name:	David Ronn
		Title:	Chief Legal Officer

"NP OAKLEY" confirming to be bound only with respect to Section 4.11, Article 6 and Section 8.2 of the Existing Agreement.		"RFI", confirming to be bound only with respect to Sections 4.2(g), 7.2(b) and 8.2 of the Existing Agreement.

NP Oakley LLC		ROX Financial Inc.

By:	NPD Management, LLC, its Manager	By:	/S/ Effi Atad
		Name:	Effi Atad
		Title:	Chief Executive Officer

By:	/S/ Nathaniel Hagedorn	By:	/S/ David Ronn
	Nathaniel Hagedorn, Manager	Name:	David Ronn
		Title:	General Counsel

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